UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2026

Palomar Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38873	83-3972551
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7979 Ivanhoe Avenue, Suite 500
La Jolla, California		92037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 619 567-5290

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PLMR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2026, the Board of Directors (the “Board”) of Palomar Holdings, Inc. (the “Company”) appointed Scott Beiser as a Class I director of the Company effective immediately, to serve until the Company’s 2029 Annual Meeting of Stockholders, and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. Mr. Beiser was appointed to serve on the Audit Committee, Compensation Committee, and Investment Committee of the Board.

There were no arrangements or understandings between Mr. Beiser and any other persons pursuant to which he was elected as a director, and there are no related persons transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Beiser and the Company required to be disclosed herein.

Upon appointment, Mr. Beiser was granted an initial equity award, consisting of (i) an award granted in 2026 covering 869 restricted stock units (“RSUs”) and (ii) an additional award with a grant date value of $50,000 to be granted in 2027, in each case subject to Mr. Beiser’s continued service through the applicable grant date. The RSUs will vest in full on the first anniversary of the applicable grant date.

As a non-employee director, Mr. Beiser will receive compensation in the same manner as the Company’s other non-employee directors. The Company previously disclosed the terms of non-employee director compensation in its definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 10, 2026.

The Company has entered into an indemnification agreement with Mr. Beiser, consistent with the form of the Company’s indemnity agreement entered into with its other directors and filed as an exhibit to the Company’s Registration Statements on Form S-1 filed with the Securities and Exchange Commission on March 15, 2019.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Palomar Holdings, Inc. (the “Company”) held its 2026 annual meeting of stockholders (the “Annual Meeting”) on May 21, 2026. At the Annual Meeting, the Company’s stockholders voted on three proposals, as described below. Each of the proposals was described in detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 10, 2026. The vote totals noted below are final voting results from the Annual Meeting.

Proposal 1

The Company’s stockholders elected the following two Class I Directors to hold office until the 2029 annual meeting of stockholders or until their successors are duly elected and qualified.

Name	Votes For	Votes Withheld	Broker Non-Votes

Daryl Bradley	22,017,793	806,927	1,429,109

Thomas Bradley	22,315,644	509,076	1,429,109

Proposal 2

The Company’s stockholders approved the advisory resolution to approve the compensation of the Company’s Named Executive Officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes

21,123,368	1,680,514	20,838	1,429,109

Proposal 3

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Votes For	Votes Against	Abstentions

23,696,932	108,911	447,986

Item 7.01 Regulation FD Disclosure.

A copy of the Press Release announcing the appointment of Mr. Beiser is furnished herewith as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press release, dated May 26, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALOMAR HOLDINGS, INC.

Date:	May 26, 2026	By:	/s/ T. Christopher Uchida
T. Christopher Uchida
Chief Financial Officer
(Principal Financial and Accounting Officer)